FIRST SUPPLEMENTAL INDENTURE

CANADIAN PACIFIC LIMITED
(To be renamed Canadian Pacific Railway Company)

TO

HARRIS TRUST AND SAVINGS BANK
TRUSTEE

DATED AS OF JULY 1, 1996

ADDING CERTAIN DEFINITIONS AND PERMITTING
CERTAIN ASSET TRANSFERS AND OTHER TRANSACTIONS
WITHOUT COMPLIANCE WITH SECTION 801

SUPPLEMENTAL TO
INDENTURE DATED AS OF JULY 15, 1991
OF
CANADIAN PACIFIC LIMITED

CANADIAN PACIFIC LIMITED

FIRST SUPPLEMENTAL INDENTURE

DATED AS OF JULY 1, 1996

TABLE OF CONTENTS

PARTIES ……………………………………………………………………………    1

RECITALS ………………………………………………………………………….        1

CONSIDERATION FOR FIRST SUPPLEMENTAL INDENTURE ……………..        2

ARTICLE ONE
AMENDMENTS TO ORIGINAL INDENTURE

Section 1.01.    Amendment of Section 101 ……………………………………….        2

Section 1.02.    Amendment of Section 801 ……………………………………….        3

Section 1.03.    Amendment of Section 803 ……………………………………….        3

Section 1.04.    Effectiveness of this Article ……………………………………….        4

ARTICLES TWO
THE TRUSTEE

Section 2.01.    Trustee Not Responsible for Validity or Recitals …………………        4

Section 2.02.    Duties, Responsibilities and Liabilities of Trustee ………………..        4

ARTICLE THREE
MISCELLANEOUS PROVISIONS

Section 3.01.    Provisions of Original Indenture Deemed Incorporated …………..        4

Section 3.02.    Benefits Restricted to Parties and Holders of Securities ……………        4

Section 3.03.    Successors and Assigns of Company ……………………………….        5

Section 3.04.    Headings and Table of Contents ……………………………………        5

Section 3.05.    Counterparts …………………………………………………………        5

TESTIMONIUM     ………………………………………………………………………..    6

EXECUTIONS    ………………………………………………………………………..    6

ACKNOWLEDGMENTS ……………………………………………………………………    7-8

This FIRST SUPPLEMENTAL INDENTURE dated as of July 1, 1996 between CANADIAN PACIFIC LIMITED, a corporation duly organized and existing under the laws of Canad (the “Company”), and HARRIS TRUST AND SAVINGS BANK, a corporation duly organized and existing under the laws of Canada (the “Company”), and HARRIS TRUST AND SAVINGS BANK, a corporation duly organized and existing under the laws of the State of Illinois, as trustee (the “Trustee”).

W I T N E SSETH:

WHEREAS, the Company and the Trustee have heretofore executed and delivered an Indenture dated as of July 15, 1991 (the “Original Indenture” the Original Indenture as supplemented by this First Supplemental Indenture being hereinafter called the “Indenture”) providing, among other things, for the issuance from time to time of the Company’s unsecured debentures, notes or other evidence of indebtedness (the “Securities”) in one or more series;

WHEREAS, there is currently issued and outstanding under the Indenture the following three series of Securities (collectively, the “Outstanding Debt Instruments”):
Outstanding
Name of Series                Principal Amount

9.45% Debentures due                $250,000,000
August 1, 2021

8.85% Debentures due                $250,000,000
June 1, 2022

6 7/8% Debentures due                $250,000,000
April 15, 2003

WHEREAS, the Company desires to transfer certain assets of the Company to New CPL (as hereinafter defined) and to engage in certain other transactions, all as more fully hereinafter described;

WHEREAS, such asset transfers and other transactions may collectively constitute the transfer of “substantially all of [the Company’s] undertakings, property and assets” within the meaning of Section 801 of the Original Indenture, and accordingly the Company has solicited and received the requisite consents from the holders of the outstanding Debt Instruments, in compliance with the requirements of Section 902 of the Original Indenture, to amend Sections 801 and 803 of the Original Indenture (and insert the necessary related definitions) as hereinafter provided so that such Sections shall not apply to the Reorganization (as hereinafter defined);

WHEREAS, on the Effective Date (as hereinafter defined), the corporate name of the Company will be changed to “Canadian Pacific Railway Company” and the corporate name of New CPL will be changed to “Canadian Pacific Limited”; and

WHEREAS, all acts and things necessary to make this First Supplemental Indenture a valid agreement in accordance with its terms have been done;

NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:
For and in consideration of the premises and the purchase of the Outstanding Debt Instruments and any other Securities hereafter issued under the Indenture by the Holders (as defined in the Original Indenture) thereof, it is mutually convenanted and agreed, for the equal and proportionate benefit of the respective Holders from time to time of the Securities and of the Coupons (as defined in the Original Indenture), if any, appertaining thereto, as follows:

ARTICLE ONE
AMENDMENTS TO ORIGINAL INDENTURE

Section 1.01. Amendment of Section 1.01. The following definitions are inserted in Section 101 of the Original Indenture in the proper alphabetical location:

“Arrangement” means the arrangement effected under the provisions of Section 192 of the Canada Business Corporations Act, as amended, as provided in the Plan of Arrangement.

“Arrangement Transactions” means the transactions specified in Section 2.1 of the Plan of Arrangement.

“Eastern Operating Unit” means the entity or entities established for the purpose of operating the eastern rail assets of the Company (relating to its railway operations between Montreal, Toronto and Chicago and the Northeastern United States), each of which will be directly or indirectly wholly-owned by the Company on the effective date of the Post-Arrangement Transactions.
“Effective Date” means the effective date of the Arrangement in accordance with the Plan of Arrangement.

“New CPL” means Canadian Pacific Holdings Limited, a corporation duly organized and existing under the laws of Canada.

“Non-Rail Assets” means the non-rail assets of the Company (other than the Company’s equity interest in Laidlaw Inc. and its shares of Canadian Pacific (Bermuda) Limited), which include its investments in PanCanadian Petroleum Limited, Fording Coal Holdings Inc., CP Ships Inc., CP Containers (Bermuda), Canadian Pacific Hotels & Resorts Inc., Marathon Realty Company Limited and Canadian Pacific Securities Limited and their respective subsidiaries.

“Plan of Arrangement” means the Plan of Arrangement which is attached as Appendix 1 to the Arrangement Agreement dated as of March 20, 1996 between the Company and New CPL, as amended by Arrangement Amendment Agreement dated as of June 25, 1996, and which is also attached hereto as Exhibit A.

“Post-Arrangement Transactions” means the transfer, after the Arrangement has become effective, of the Company’s eastern railway assets to the Eastern Operating Unit.

“Pre-Arrangement Transactions” means the following transactions that are to occur on or prior to the Effective Date:

(a) prior to the implementation of the Arrangement Transactions, the transfer of certain shares of indirect subsidiaries of the Company held by Canadian Pacific Enterprises Limited, a wholly-owned holding company of the Company, to the Company;

(b) on the Effective Date, the transfer by the Company of the Non-Rail Assets to New CPL in consideration for the assumption by New CPL of certain existing liabilities of the Company and the issuance by New CPL to the Company of the New CPL Reorganization Shares (as defined in the Plan of Arrangement), which shares are to be redeemed by New CPL as a part of the Arrangement Transactions; and

(c) on the Effective Date, the assumption by New CPL of the Company’s obligations under the Company’s Indenture dated April 30, 1991 with Montreal Trust Company of Canada, as trustee, and the Company’s 10.50% Debentures due April 30, 2001 issues thereunder, without releasing the Company from its obligations thereunder.

“Reorganization” means the Pre-Arrangement Transactions, the Arrangement Transactions and the Post-Arrangement Transactions, taken collectively.

Section 1.02. Amendment of Section 801. Section 801 of the Original Indenture is hereby amended by adding the following paragraph at the end thereof:

“Notwithstanding the preceding paragraph, this Section shall not apply to the Reorganization.”

Section 1.03. Amendment of Section 8.03. Section 803 of the Original Indenture is hereby amended by adding the following paragraph at the end thereof:

“Notwithstanding the preceding paragraph, this Section shall not apply to the Reorganization.”

Section 1.01. Effectiveness of this Article.
Notwithstanding the earlier execution of this First Supplemental Indenture, this Article shall take effect on the Effective Date, but only if the Effective Date shall occur on or prior to December 31, 1996.

ARTICLE TWO
THE TRUSTEE

Section 2.01. Trustee Not Responsible for Validity or Recitals. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or the due execution hereof by the Company, or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

Section 2.02. Duties, Responsibilities and Liabilities of Trustee. Except as herein otherwise expressly provided, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this First Supplemental Indenture other than as set forth in the Original Indenture; and this First Supplemental Indenture is executed and accepted on behalf of the Trustee subject to all the terms and conditions set forth in the Original Indenture as fully to all intents as if the same were herein set forth at length.

ARTICLE THREE
MISCELLANEOUS PROVISIONS

Section 3.01. Provisions of Original Indenture Deemed Incorporated. Except as herein otherwise expressly provided, all of the provisions, definitions, terms and conditions of the Original Indenture shall be deemed to be incorporated in, and made a part of, this First Supplemental Indenture; the Original Indenture is in all respects hereby ratified and confirmed; and the Original Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument.

Section 3.02 Benefits Restricted to Parties and Holders of Securities. Nothing in this First Supplemental Indenture is intended, or shall be construed, to give to any persons or corporation other than the parties hereto and the Holders of Securities issued and to be issued under the Indenture any legal or equitable right, remedy or claim under or in respect of this First Supplemental Indenture, or under any covenant, condition or provision herein contained, all the covenants, conditions and provisions of this First Supplemental Indenture being intended to be, and being, for the sole and exclusive benefit of the parties hereto and of the Holders of Securities issued and to be issued under the Indenture.

Section 3.03. Successors and Assigns of Company. All covenants and agreements in this First Supplemental Indenture by the Company shall bind and inure to the benefit of its successors and assigns, whether so expressed or not.

Section 3.04. Headings and Table of Contents. Article and Section headings herein and the Table of Contents are inserted for convenience of reference only and shall not be deemed to be a part hereof.

Section 3.05. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original; but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

CANADIAN PACIFIC LIMITED

By: /s/ W.R. Fatt
Name: W. R. Fatt
Title: Executive Vice-President
and Chief Financial Officer

(Corporate Seal)

Attest:

/s/ G. A. Feigel
Name: G.A. Feigel
Title: Assistant Secretary

HARRIS TRUST AND SAVINGS
BANK,
as Trustee

By: “Signed”

Title:

(Corporate Seal)

Attest:

“Signed”
Name: D. G. Donovan
Title: Assistant Secretary

PROVINCE OF ONTARIO    )
)
JUDICIAL DISTRICT OF YORK    )

On the 3rd day of July, 1996, before me personally came William R. Fatt, to me known, who, being by me duly sworn, did depose and say that he is Executive Vice-President and Chief Financial Officer of Canadian Pacific Limited, one of the corporations described in and which executed the foregoing instrument; that the seal affixed to said instrument is the corporate seal of said Corporation; and that he signed his name thereto by authority of the Board of Directors of said Corporation.

“Signed”
Notary Public

STATE OF ILLINOIS     )
)
COUNTY OF COOK     )

On the 3rd day of July, 1996, before me personally came J. Bariolini, to me known, who, being by me duly sworn, did depose and say that he is Vice President of Harris Trust and Savings Bank, one of the corporations described in and which executed the foregoing instrument; that the seal affixed to said instrument is the corporate seal of said Corporation; and that he signed his name thereto by authority of the Board of Directors of said Corporation.

“Signed”
My commission expires

.-